Exhibit 99.1

SMSC Reports Second Quarter Fiscal 2011 Financial Results

Hauppauge, N.Y. – September, 28, 2010 – SMSC (NASDAQ: SMSC) today announced financial results for its second quarter of fiscal 2011, ended August 31, 2010.

Highlights
•	Second quarter fiscal 2011 revenue of $104.1 million,
•	Record non-GAAP gross margin at 57.4 percent,
•	Non-GAAP operating margin of 19 percent,
•	Non-GAAP earnings per share of $0.51.

“Results for SMSC’s second quarter were strong with revenue at the high end of guidance and significant outperformance of both non-GAAP gross margins and earnings per share,” said Christine King, President & Chief Executive Officer.  “Strong revenue and strict operating expense control contributed to a 19 percent non-GAAP operating margin, surpassing our mid-term model goal of 16 percent.  Consumer-related product sales were particularly strong with 18 percent sequential growth, followed by a revenue increase of 10 percent for the Industrial market.  The above seasonal sales strength in the first half of fiscal 2011 is expected to result in muted seasonality in the second half of the year, in line with previous expectations.  While demand levels in the upcoming holiday season remain uncertain, our design win activity continues to be strong.”

Total revenue for the second quarter of fiscal 2011 was $104.1 million, an increase of 7 percent sequentially, or an increase of 39 percent when compared to the same period in the prior year.  Non-GAAP gross margin was 57.4 percent and the GAAP gross margin was 56.4 percent.   GAAP net income for the second quarter of fiscal 2011 was $12.9 million, or $0.57 per diluted share, compared to a GAAP net loss of $6.5 million or $0.30 per diluted share for the same period in the prior year. Non-GAAP net income for the second quarter of fiscal 2011 was $11.5 million or $0.51 per diluted share, compared to non-GAAP net income of $1.7 million or $0.08 per diluted share in the second quarter of fiscal 2010.

During the second quarter of fiscal 2011, the Company generated $12.5 million in cash from operations.  Cash and investments decreased by $13.4 million sequentially to $179.4 million, mainly as a result of the $22 million cash paid for the acquisition of the STS Wireless Audio business during the second quarter of fiscal 2011.

Business Outlook
Looking ahead to the third quarter of fiscal 2011, the Company expects:

•	Revenue in the range of $104 to $107 million,
•	Non-GAAP gross margin to be approximately 56%,
•	Non-GAAP operating expenses to increase by 4 to 8 percent sequentially,
•	Non-GAAP earnings per diluted share in the range of $0.42 to $0.43.

The unaudited non-GAAP financial measures in this release, including the business outlook, exclude charges and credits for stock appreciation rights (SARs), restricted stock units and stock options associated with the accounting pursuant to FASB ASC 718, the amortization of acquired intangible assets, restructuring charges and related accelerated depreciation on certain test equipment, executive transition costs, costs associated with business acquisition related activities including the impact of writing up the cost of acquired inventory and the revaluation of contingent considerations, and litigation settlement expenses.

Conference Call and Webcast Information
Christine King, President and Chief Executive Officer of SMSC, will host a conference call and webcast on September 28, 2010 at 5 P.M. ET, to discuss the Company’s second quarter fiscal 2011 financial results and its business outlook. The teleconference may be accessed by dialing 888-504-7953 in the U.S. or 719-457-2714 from outside of the U.S.  A replay of the call will also be available. The live call and replay teleconference confirmation code is 4434689. A webcast and replay will be available under the investor relations section of the Company’s web site at www.smsc.com.

Use of Non-GAAP Financial Information
Included within the press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Income Statements prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Condensed Consolidated Income Statements.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.  SMSC also presents unaudited non-GAAP supplemental vertical market information to provide additional insight into underlying operating performance on a comparable basis.  Guidance is presented on a non-GAAP basis only, given that the GAAP basis charges for equity-based compensation related to SARs cannot be projected reasonably.

Forward Looking Statements
Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, commodity prices, interest rates and foreign exchange, potential investment losses as a result of liquidity conditions, the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC
SMSC is a leading developer of Smart Mixed-Signal Connectivity™ solutions.  SMSC employs a unique systems level approach that incorporates a broad set of technologies and intellectual property to deliver differentiating products to its customers.  The company is focused on delivering connectivity solutions that enable the proliferation of data in personal computers, automobiles, portable consumer devices and other applications.  SMSC’s feature-rich products drive a number of industry standards and include USB, MOST® automotive networking, Kleer® wireless audio, embedded system control and analog solutions, including thermal management and RightTouch™ capacitive sensing.  SMSC is headquartered in New York and has offices and research facilities in North America, Asia, Europe and India.  Additional information is available at www.smsc.com.

SMSC, MOST and Kleer are registered trademarks and Smart Mixed-Signal Connectivity and RightTouch are trademarks of Standard Microsystems Corporation.

Contact
Carolynne Borders
Senior Director,
Corporate Communications & Investor Relations
Phone: 631-435-6626
carolynne.borders@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,		August 31,

	2010	2009	2010	2009

Sales and revenues	$104,084	$75,075	$201,243	$137,554
Costs of goods sold	45,426	39,586	90,790	74,352
Gross profit on sales	58,658	35,489	110,453	63,202

Costs and expenses:
Research and development	19,763	20,096	43,582	38,562
Selling, general and administrative	16,045	24,800	41,399	46,373
Restructuring charges	47	649	868	870
Settlement charge	-	-	-	2,050
Revaluation of contingent acquisition expense	457	-	457	-
Income (loss) from operations	22,346	(10,056)	24,147	(24,653)

Interest income	174	265	318	695
Interest expense	(66)	(39)	(95)	(59)
Other expense, net	(181)	(139)	(336)	(433)

Income (loss) before provision for (benefit from) income taxes	22,273	(9,969)	24,034	(24,450)

Provision for (benefit from) income taxes	9,371	(3,435)	10,505	(8,720)

Net income (loss)	$12,902	$(6,534)	$13,529	$(15,730)
Net income (loss) per share:
Basic	$0.57	$(0.30)	$0.60	$(0.72)
Diluted	$0.57	$(0.30)	$0.59	$(0.72)

Weighted average common shares outstanding:
Basic	22,606	22,054	22,540	21,979
Diluted	22,756	22,054	22,772	21,979

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	August 31,	February 28,
	2010	2010
Assets
Current assets:
Cash and cash equivalents	$145,846	$109,141
Short-term investments	-	30,500
Accounts receivable, net	62,000	47,972
Inventories	45,407	44,374
Deferred income taxes	25,025	23,278
Other current assets	8,106	6,613

Total current assets	286,384	261,878

Property, plant and equipment, net	67,234	66,802
Goodwill	74,411	54,414
Intangible assets, net	34,039	30,495
Long-term investments	33,590	42,957
Investment in equity securities	7,238	7,238
Deferred income taxes	8,982	11,364
Other assets	3,960	4,188

Total assets	$515,838	$479,336

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$28,486	$25,992
Deferred income on shipments to distributors	23,281	16,125
Accrued expenses, income taxes and other current liabilities	49,761	48,424

Total current liabilities	101,528	90,541

Deferred income taxes	4,172	3,963
Other liabilities	25,775	22,944

Shareholders' equity:
Preferred stock	-	-
Common stock	2,713	2,688
Additional paid-in capital	349,537	340,959
Retained earnings	130,193	116,664
Treasury stock, at cost	(101,225)	(101,199)
Accumulated other comprehensive income	3,145	2,776

Total shareholders' equity	384,363	361,888

Total liabilities and shareholders' equity	$515,838	$479,336

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three Months Ended August 31,
	2010	2009

Gross profit – GAAP basis	$58,658	$35,489
Stock-based compensation (a)	(491)	904
Amortization of intangible assets	1,376	1,112
Impact of inventory write-up at acquisition of Kleer	160	-
Accelerated depreciation on testers transferred	-	1,699
Gross profit– non-GAAP basis	$59,703	$39,204

Income (loss) from operations – GAAP basis	$22,346	$(10,056)

Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	(491)	904
Research and development	(1,546)	2,384
Selling, general and administrative	(3,395)	5,698
	(5,432)	8,986
Amortization of intangible assets included in:
Costs of goods sold	1,376	1,112
Selling, general and administrative	701	442
Amortization of intangible total:	2,077	1,554
Restructuring charges	47	649
Accelerated depreciation on testers transferred	-	1,699
Impact of inventory write-up at acquisition of Kleer	160	-
Transaction costs – acquisition of business	173	-
Impact of revaluation of contingent acquisition expense	457	-
Income from operations – non-GAAP basis	$19,828	$2,832

Net income (loss) – GAAP basis	$12,902	$(6,534)
Non-GAAP adjustments (as scheduled above)	(2,518)	12,888
Tax effect of non-GAAP adjustments	1,133	(4,640)
Net income – non-GAAP basis	$11,517	$1,714

GAAP net income (loss) per share – diluted	$0.57	$(0.30)
Non-GAAP income per share – diluted	$0.51	$0.08

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a)
To eliminate compensation expense for stock appreciation rights (“SARs”), restricted stock units and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $0.1 million and $0.4 million in the three month periods ended August 31, 2010 and 2009, respectively.  The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they were issued primarily in connection with the Company’s annual employee incentive compensation program.

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
 (in thousands, except per share amounts)

	Six Months Ended May,
	2010	2009

Gross profit – GAAP basis	$110,453	$63,202
Stock-based compensation (a)	291	1,454
Amortization of intangible assets	2,454	2,223
Impact of inventory write-up at acquisition of Kleer	205	-
Accelerated depreciation on testers transferred	-	1,699
Gross profit– non-GAAP basis	$113,403	$68,578

Income (loss) from operations – GAAP basis	$24,147	$(24,653)

Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	291	1,454
Research and development	678	3,865
Selling, general and administrative	1,246	9,091
	2,215	14,410
Amortization of intangible assets included in:
Costs of goods sold	2,454	2,223
Selling, general and administrative	1,388	838
Amortization of intangible total:	3,842	3,061
Restructuring charges	868	870
Settlement charge	-	2,050
Accelerated depreciation on testers transferred	-	1,699
Transaction costs – acquisition of business	354	-
Impact of inventory write-up at acquisition of Kleer	205	-
Impact of revaluation of contingent consideration on acquisitions	457	-
Executive transition costs	429	-
Income (loss) from operations – non-GAAP basis	$32,517	$(2,563)

Net income (loss) – GAAP basis	$13,529	$(15,730)
Non-GAAP adjustments (as scheduled above)	8,370	22,090
Tax effect of non-GAAP adjustments	(2,721)	(7,952)
Net income (loss) – non-GAAP basis	$19,178	$(1,592)

GAAP net income (loss) per share – diluted	$0.59	$(0.72)
Non-GAAP income (loss) per share – diluted	$0.84	$(0.07)

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a)
To eliminate compensation expense for stock appreciation rights (“SARs”), restricted stock units and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $0.8 million and $0.4 million in the six month periods ended August 31, 2010 and 2009, respectively.  The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they were issued primarily in connection with the Company’s annual employee incentive compensation program.